LEXINGTON TROIKA DIALOG RUSSIA FUND, INC.
                         P.O. Box 1515
                     Park 80 West Plaza Two
                Saddle Brook, New Jersey  07663
                         1-800-526-0056




                                                 November 5, 1997



Dear Shareholder:

     Enclosed is a Notice of Special Meeting, Proxy Statement and a Ballot Card for use at a special meeting of shareholders to be held on December 19, 1997. Shareholders are being asked to elect twelve Directors, to ratify the selection of independent certfied public accountants, and to approve a proposed investment sub-advisory agreement between Lexington Management Corporation and Troika Dialog Asset Management.

     The proposed Sub-Advisory Agreement is identical to the current Sub-Advisory Agreement between Lexington Management Corporation and Troika Dialog Asset Management and does not provide for any increase in the investment advisory fees paid by the Fund. The reason for shareholder consideration at this time is a change in the ownership and control of Troika Dialog Asset Management.

     After reading the enclosed material, please complete, sign and return the proxy card so that your shares will be represented. If you decide to attend the meeting, you may revoke your proxy at any time and vote your shares in person. Your vote is extremely important.

     If you want additional information concerning this proposal, please call us at 1-800-526-0056. We will answer your questions, discuss choices and appropriate alternative Lexington investments.

     Thank you for your understanding and your help.

                                   Sincerely,



                                   Robert M. DeMichele, President

                          LEXINGTON TROIKA DIALOG RUSSIA FUND, INC.
                                        P.O. BOX 1515
                                   PARK 80 WEST, PLAZA TWO
                                SADDLE BROOK, NEW JERSEY 07663
                                        (800) 526-0056

                          NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                      DECEMBER 19, 1997

        Notice is hereby given that a special meeting of the shareholders (the "Meeting") of the Lexington Troika Dialog Russia Fund, Inc. (the "Fund"), a Maryland corporation, will be held on December 19, 1997 at 10:00 a.m. Eastern time at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, for the following purposes:

          1. To elect twelve (12) Directors to hold office until the election and qualification of their successors;

          2. To consider and act upon a proposal to approve an investment sub-advisory agreement between Lexington Management Corporation and ZAO Asset Management Company Troika Dialog (conducting business as "Troika Dialog Asset Management") with respect to the Fund;

          3. To consider and act upon a proposal to ratify or reject the selection of KPMG Peat Marwick LLP, as independent certified public accountants for the Fund for the fiscal year ending December 31, 1997; and

          4. To transact such other business as may properly come before the Meeting.

        Shareholders of record at the close of business on October 24, 1997 are entitled to notice of, and to vote at, this meeting or any adjournment(s) thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN YOUR PROXY CARD AND RETURN IT. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                            By Order of the Board of Directors,



                                            Lisa A. Curcio, Secretary


Dated:  November 13, 1997

                    LEXINGTON TROIKA DIALOG RUSSIA FUND, INC.
                                  P.O. BOX 1515
                             PARK 80 WEST, PLAZA TWO
                         SADDLE BROOK, NEW JERSEY 07663
                                 (800) 526-0056

                                 PROXY STATEMENT

                             DATED NOVEMBER 13, 1997

                         SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD

                                DECEMBER 19, 1997


GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Lexington Troika Dialog Russia Fund, Inc. (the "Fund"), a Maryland corporation, for use at a special meeting of shareholders (the "Meeting") to be held on December 19, 1997 at 10:00 a.m. Eastern time at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, and at any adjournment thereof, and was first mailed to shareholders on or about November 13, 1997. Even if you sign and return the accompanying proxy, you may revoke it by giving written notice of such revocation to the Secretary of the Fund prior to the Meeting or by delivering a subsequently dated proxy or by attending and voting at the Meeting in person. Management expects to solicit proxies principally by mail, but Management or agents appointed by Management may also solicit proxies by telephone, telegraph or personal interview. The costs of solicitation will be borne by the Fund.

        The following are the Proposals for the Meeting:

          1. Shareholders will be asked to elect twelve (12) Directors to hold office until the election and qualification of their successors;

          2. Shareholders will be asked to approve an amended investment sub-advisory agreement (the "Sub-Advisory Agreement") between Lexington Management Corporation (the "Adviser") and ZAO Asset Management Company Troika Dialog (conducting business as "Troika Dialog Asset Management") with respect to the Fund;

          3. Shareholders will be asked to ratify or reject the selection of KPMG Peat Marwick LLP, as independent certified public accountants for the Fund for the fiscal year ending December 31, 1997; and

          4. Shareholders will be asked to transact such other business as may properly come before the Meeting.

        The Board of Directors has fixed the close of business on October 24, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, there were approximately 8,995,792 outstanding shares of the Fund, each share being entitled to one vote on each matter to come before the Meeting. As of October 24, 1997, the Directors and executive officers of the Fund as a group beneficially owned less than 1% of all issued and outstanding shares of the Fund. As of October 24, 1997, the following shareholders each beneficially owned 5% or more of a Fund's shares:

                                    Number of               Percentage of
Name and Address                    Shares Owned            Fund Outstanding

Smith Richardson Foundation          503,752                       5%
701 Green Valley Road
Greensboro, N.C.  27401


        A copy of the Fund's annual report and most recent semi-annual report succeeding the annual report may be received, free of charge, by calling the Fund, toll free, at 1-800-526-0056.

        The favorable vote of the holders of a simple majority of the shares represented at the Meeting is required for the election of Directors (Proposal 1, below) and the ratification of the selection of KPMG Peat Marwick LLP as independent certified public accountants (Proposal 3, below). The favorable vote of the holders of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), is required to approve the Sub-Advisory Agreement (Proposal 2, below).

        In addition to the solicitation of proxies by mail, the Fund may utilize the services of officers and employees of the Fund, the Adviser, and Lexington Funds Distributor, Inc., the Fund's distributor, none of whom receive any compensation therefor, to solicit proxies by telephone, telegraph and personal interview, and may also provide shareholders with a procedure for recording their votes by telegraph, facsimile, telephone or other electronic means. The estimated costs of solicitation of proxies are expected to be approximately $50,000 in the aggregate for the Fund and will be borne by the Fund. The Fund may request brokers, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of shares of record. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses incurred in sending soliciting material to their principals.

        If a proxy represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power) or marked with an abstention (collectively, "abstentions"), the shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business and will have the effect of a vote against the proposal.

        At the Meeting, the presence in person or by proxy of shareholders of a majority in number of the outstanding shares entitled to vote at the Meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that a quorum of shareholders is not represented at the Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting to be held within a reasonable time after the date originally set for the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

        THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED BY THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR APPROVAL OF EACH OF THE ABOVE PROPOSALS.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        Twelve directors are to be elected at the Meeting as the entire Board of Directors, to hold office until the next meeting and until their successors shall have been elected and shall have qualified. If authority is granted on the accompanying proxy to vote in the election of Directors, it is the intention of the persons named in the proxy to vote at the Meeting for the election of the nominees named below, each of whom has consented to serve if elected. If any of the nominees is unavailable to serve for any reason, the persons named as proxies will vote for such other nominee or nominees selected by the Board of Directors or the Board may reduce the number of Directors as provided in the Fund's By-Laws. The Fund currently knows of no reason why any of the nominees listed below will be unable to serve if elected.

                                                                                               Shares Owned
Nominee's Name                                                      Year First Became          Beneficially
and Age                    Principal Occupation for Past 5 Years       A Director           October 24, 1997**
------------------         -------------------------------------       -----------          ------------------

S.M.S. Chadha              Director.  Secretary, Ministry of               1996                          0
(60)                       External Affairs, New Delhi, India;
                           Head of Foreign Service Institute,
                           New Delhi, India;Special Envoy of the
                           Government of India;  Director, Special
                           Unit for Technical Cooperation among
                           Developing  Countries, United Nations
                           Development Program, New York.

Allen M. Stowe             Director.  President, Shelter Service           1997                      1,029
(60)                       Company, Inc.; President, Dartmouth
                           Co-Operative Society Co., Inc.



*Robert M. DeMichele       President and Chairman of the Board.            1996                        979
(52)                       Chairman of the Board and Chief
                           Executive Officer,  Lexington
                           Management Corporation; President
                           and Director, Lexington Global Asset
                           Managers, Inc.; Chairman and Chief
                           Executive Officer,Lexington Funds
                           Distributor, Inc.; Chairman of the
                           Board, Systems Research Advisors, Inc.
                           (registered investment advisors);
                           Director, Chartwell Re Market Systems
                           Research, Inc. and Market Corporation;
                           Director, Claredon National Insurance
                           Company; Director, Unione Italiana
                           Reinsurance; Vice Chairman of Board
                           Director, Continental National
                           Corporation; Director, of Trustees,
                           Union College; The Navigator's Group,
                           Inc.; Director, Vanguard Cellular
                           Systems, Inc.; Director, Weeden & Co.;
                           Trustee, Smith Richardson Foundation.

Beverley C. Duer           Director.  Private Investor; Formerly,          1996                          0
(68)                       Manager of Operations Research
                           Department, CPC International, Inc.

*Barbara R. Evans          Director.  Private Investor; Formerly,          1996                          0
(37)                       Assistant Vice President and Securities
                           Analyst, Lexington Management
                           Corporation.

*Richard M. Hisey          Vice President, Portfolio Manager and           1996                      3,269
(39)                       Director.  Managing Director,
                           Director and Chief Financial Officer,
                           Lexington Management Corporation; Chief
                           Financial Officer, Executive Vice
                           President and Director, Lexington Funds
                           Distributor, Inc.; Chief Financial
                           Officer, Market Systems Research
                           Advisers, Inc.; Executive Vice President
                           and Chief Financial Officer, Lexington
                           Global Asset Managers, Inc.



*Lawrence Kantor           Vice President and Director.                    1996                      5,979
(50)                       Managing Director, General Manager-
                           Mutual Funds and Director, Lexington
                           Management Corporation; Executive Vice
                           President and Director, Lexington Funds
                           Distributor, Inc.; Executive Vice
                           President and General Manager - Mutual
                           Funds, Lexington Global Asset Managers,
                           Inc.

Jerard F. Maher            Director.  General Counsel, Federal             1996                          0
(51)                       Business Centers; Counsel, Ribis,
                           Graham & Curtin.

Andrew M. McCosh           Director.  Professor of the                     1996                          0
(57)                       Organisation of Industry and
                           Commerce, Department of Business
                           Studies, The University of Edinburgh,
                           Scotland.

Donald B. Miller           Director.  Chairman, Horizon Media,             1996                          0
(71)                       Inc.; Trustee, Galaxy Funds
                           (registered investment companies);
                           Director, Maguire Group of
                           Connecticut.

John G. Preston            Director.  Associate Professor of               1996                          0
(65)                       Finance, Boston College.

Margaret W. Russell        Director.  Private Investor.                    1996                          0
(77)

------------

        *An "interested person" as defined in Section 2(a)(19) of the 1940 Act.

        **Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.

        All of the Directors hold similar offices with some or all of the other registered investment companies advised and/or whose shares are distributed by the Adviser and Lexington Funds Distributor, Inc.

        [There are no standing audit, nominating or compensation committees of the Board of Directors, or any committees performing similar functions. The Board of Directors met five times during the twelve months ended December 31, 1996, and each of the Directors attended at least 75% of those meetings.]

                                  SENIOR OFFICERS OF THE FUND


                                                                              Year First       Shares Beneficially
                                   Principal Occupation;                      Became an             Owned
Name and Age                       Other Associations                         Officer          October 24,1997**
------------                       ------------------                         -------          -----------------

Robert M. DeMichele*               President and Chairman of the Board           1996                      979
(52)                               (see page 4).

Richard M. Hisey*                  Vice President, Portfolio Manager and         1996                    3,269
(39)                               Director (see page 4).

Lawrence Kantor*                   Vice President and Director (see page 5).     1996                    5,979
(50)

Lisa Curcio*                       Vice President and Secretary.  Senior         1996                      565
(38)                               Vice President and Secretary, Lexington
                                   Management Corporation; Vice President
                                   and Secretary, Lexington Funds
                                   Distributor, Inc.; Secretary, Lexington
                                   Global Asset Managers, Inc.

Richard Lavery                     Vice President.  Senior Vice President,       1996                    1,616
(44)                               Lexington Management Corporation;
                                   Vice President, Lexington Funds
                                   Distributor, Inc.

Janice Carnicelli                  Vice President.                               1996                        0
(38)

Christie Carr-Waldron              Treasurer.  Assistant Treasurer,              1997                        0
(30)                               Lexington Group of Investment
                                   Companies.

Nancy Herring                      Vice President and Portfolio Manager.         1997                        0
(44)                               Managing Director and Chief Investment
                                   Officer, Troika Dialog Asset
                                   Management; Portfolio Manager, Dean
                                   Witter Intercapital

Gavin Rankin                       Vice President and Portfolio Manager.         1996                   10,040
(35)                               Director of Research, Troika Dialog and
                                   Troika Dialog Asset Management;
                                   Founder and Chief Executive Officer,
                                   Lonpra A.S. (investment bankers -
                                   Czechoslovakia).

Ruben Vardanian                    Vice President.  President and Chairman,      1996                        0
(29)                               Troika Dialog Asset Management;
                                   President and Chief Executive Officer,
                                   Troika Dialog.

------------

        *Messrs. DeMichele, Hisey, Kantor Lavery and Mmes. Carr-Waldron, Curcio and Carnicelli hold similar offices with some or all of the other registered investment companies advised and/or whose shares are distributed by the Adviser and Lexington Funds Distributor, Inc.

        **Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or dispose of shares, regardless of any economic interest therein.


            REMUNERATION OF DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

        Each Director is reimbursed for expenses incurred in attending each meeting of the Board of Directors or any committee thereof up to a maximum of $5,000 per year. Each Director who is not an affiliate of the Adviser is compensated for his or her services according to a fee schedule which recognizes the fact that each Director also serves as a Director (or trustee) of other investment companies advised by the Adviser. Each Director receives a fee, allocated among all investment companies for which the Director serves. Each Director received an annualized compensation of $25,600.

        Set forth below is information regarding compensation paid or accrued for the fiscal year ended December 31, 1996 for each Director:

=======================================================================================================
                               Aggregate          Total Compensation From          Number of
  Name of Director      Compensation from Fund     Fund and Fund Complex   Directorships in Fund Complex
-------------------------------------------------------------------------------------------------------
S.M.S. Chadha                    $856                     $13,696                      16
-------------------------------------------------------------------------------------------------------
Robert M. DeMichele                0                         0                         17
-------------------------------------------------------------------------------------------------------
Beverley C. Duer                $1,080                    $29,110                      17
-------------------------------------------------------------------------------------------------------
Barbara R. Evans                   0                         0                         16
-------------------------------------------------------------------------------------------------------
Richard M. Hisey                   0                         0                         0
-------------------------------------------------------------------------------------------------------
Lawrence Kantor                    0                         0                         16
-------------------------------------------------------------------------------------------------------
Jerard F. Maher                  $856                     $16,046                      17
-------------------------------------------------------------------------------------------------------
Andrew M. McCosh                 $856                     $13,696                      16
-------------------------------------------------------------------------------------------------------
Donald B. Miller                $1,080                    $26,760                      16
-------------------------------------------------------------------------------------------------------
Francis Olmsted*                 $788                     $16,800                      N/A
-------------------------------------------------------------------------------------------------------
John G. Preston                 $1,080                    $26,760                      16
-------------------------------------------------------------------------------------------------------
Margaret W. Russell             $1,080                    $25,048                      16
-------------------------------------------------------------------------------------------------------
Philip C. Smith*                $1,080                    $25,080                      16
-------------------------------------------------------------------------------------------------------
Francis A. Sunderland*           $112                     $10,528                     N/A
=======================================================================================================

               * Retired

RETIREMENT PLAN FOR ELIGIBLE DIRECTORS

        Under the Retirement Plan for Eligible Directors (the "Plan"), each Director who is not an employee of the Adviser, any of the funds managed by the Adviser, the Fund's administrator or Lexington Funds Distributor, Inc. or any of their affiliates may be entitled to certain benefits upon retirement from the Board. Pursuant to the Plan, the normal retirement date is the date on which the eligible Director has attained age 65 and has completed at least ten years of continuous and non-forfeited service with one or more of the investment companies advised by the Adviser (or its affiliates) (collectively, the "Covered Funds"). Each eligible Director is entitled to receive from the Covered Fund an annual benefit commencing on the first day of the calendar quarter coincident with or next following his date of retirement equal to 5% of his compensation multiplied by the number of such Director's years of service (not in excess of 15 years) completed with respect to any of the Covered Funds. Such benefit is payable to each eligible Director in quarterly installments for ten years following the date of retirement or the life of the Director. The Plan establishes age 72 as a mandatory retirement age for Directors; however, Directors who were serving the Covered Funds as of September 12, 1995 are not subject to such mandatory retirement. Directors who were serving the Covered Funds as of September 12, 1995 who elected retirement under the Plan prior to September 12, 1996 receive an annual retirement benefit at any increased compensation level if compensation is increased prior to September 12, 1997 and receive spousal benefits (i.e., in the event the Director dies prior to receiving full benefits under the Plan, the Director's spouse (if any) will be entitled to receive the retirement benefit within the 10 year period.)

        Retiring Directors will be eligible to serve as Honorary Directors for one year after retirement and will be entitled to be reimbursed for travel expenses to attend a maximum of two meetings.

        Set forth in the table below are the estimated annual benefits payable to an eligible Director upon retirement assuming various compensation and years of service classifications. As of December 31, 1996, the estimated credited years of service for Directors Chadha, Duer, Maher, McCosh, Miller, Preston and Russell are 1, 18, 1, 1, 22, 18 and 15, respectively. The following table refers to retirement compensation for the trustees and directors of the entire Lexington Fund Complex (the investment companies managed by the Adviser):


                  HIGHEST ANNUAL COMPENSATION PAID BY ALL FUNDS

                  $20,000      $25,000      $30,000        $35,000


      YEARS OF
       SERVICE         ESTIMATED ANNUAL BENEFIT UPON RETIREMENT

         15       $15,000      $18,750      $22,500        $26,250

         14        14,000       17,500       21,000         24,500

         13        13,000       16,250       19,500         22,750

         12        12,000       15,000       18,000         21,000

         11        11,000       13,750       16,500         19,250

         10        10,000       12,500       15,000         17,500


                                   PROPOSAL 2

                       APPROVAL OF SUB-ADVISORY AGREEMENT

        INTRODUCTION. The Fund has entered into an investment advisory agreement with the Adviser, under which the Adviser provides investment advice and in general conducts the management and investment program of the Fund under the supervision and control of the Directors of the Fund. The Adviser has entered into an investment sub-advisory agreement (the "Current Sub-Advisory Agreement") with ZAO Asset Management Company Troika Dialog (conducting business as "Troika Dialog Asset Management") (hereinafter referred to as "TDAM"), under which TDAM provides the Fund with investment advice and management of the Fund's investment program.

        TDAM is a wholly-owned subsidiary of Trade Dialog. Peter Derby, the Chairman of TDAM, indirectly controls approximately 80% of the voting shares of Troika Dialog. The remaining 20% is beneficially owned by Ruben Vardanian, the President of Troika Dialog. On ______, 1997, Mr. Derby transferred control of TDAM's parent, Troika Dialog, to the Bank of Moscow but retained control of TDAM. Troika Dialog was founded in Moscow, Russia in 1991 by Dialog Bank and Troika Capital Corporation. Mr. Derby has entered into an agreement to sell his interest in TDAM to the Bank of Moscow. Shareholders are being asked to approve this transaction.

        Although Peter Derby has been the Chairman of TDAM, the business has been managed and will continue to be managed by a group of employee/owners headed by Mr. Vardanian.

        The Board of Directors believes that the Bank of Moscow is an excellent partner for TDAM. The Bank is majority-owned by the City of Moscow. It is now the fourteenth largest bank in Russia with approximately $1.4 billion in total assets. The Bank is aggressively expanding its retail branch network and its corporate banking relationships (Moscow Government departments, budget organizations, tax inspectorate, joint stock companies, etc.). In 1996, the Bank began servicing the Federal and Local Road Funds. Its commercial clients have grown from 38% of its business to close to 50% at the end of 1996. Unlike many of the older banks in Russia, the amount of overdue loans in the Bank's loan portfolio is relatively small--less than 2%. Licensed by the Central Bank of Russia as an official dealer, the Bank has been expanding its activities in the Government securities market. The Bank has pursued its growth while continuing to increase its profitability.

        With its substantial asset and capital base, the Bank of Moscow has been able to provide substantial equity and debt capital to Troika Dialog in this transaction. The Bank's relationship with the City of Moscow places Troika Dialog in a good investment banking position for the companies yet to be privatized by the City of Moscow. The Bank has committed itself to maintaining the independence of the management of TDAM.

        As required by the 1940 Act, the Current Sub-Advisory Agreement provides for its automatic termination upon its "assignment" (as defined in the 1940
Act). The term "assignment" is defined in the 1940 Act to include a transfer of a controlling block of the assignor's voting securities by a security holder of the assignor. The term "control" is defined in the 1940 Act to include any person who owns either directly or through one or more controlled companies, more than 25% of the voting securities of a company. Such a person shall be presumed to control such company. Under the defined terms of "control" and "assignment," the Current Sub-Advisory Agreement between TDAM and the Adviser may be construed to terminate upon the sale of Peter Derby's stake to the Bank of Moscow. In anticipation of the consummation of the transaction and to provide continuity in investment advisory services, at a meeting held on October 24, 1997, the Fund's Board of Directors, including a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Fund (the "Disinterested Directors"), approved the proposed Sub-Advisory Agreement between the Adviser and TDAM. The Board also directed that such agreement be submitted to shareholders for approval at this meeting. THE SUB-Advisory AGREEMENT IS MATERIALLY THE SAME AS THE CURRENT SUB-Advisory AGREEMENT.

        THE SUB-ADVISORY AGREEMENT. The proposed Sub-Advisory Agreement is materially the same as the Current Sub-Advisory Agreement between the Adviser and TDAM and does not provide for any increase in the investment advisory fees paid by the Fund. The Adviser is a wholly-owned subsidiary of Lexington Global Asset Managers, Inc., a Delaware corporation with offices at Park 80 West Plaza Two, Saddle Brook, New Jersey 07663. The Adviser has entered into the Current Sub-Advisory Agreement with TDAM. The investment advisory agreement and Current Sub-Advisory Agreement of the Fund were approved by the Fund's Board of Directors on December 2, 1996. If the proposed Sub-Advisory Agreement is approved, the Adviser will continue to serve as investment adviser to the Fund and TDAM will continue to serve as investment sub-adviser to the Fund.

        The Fund is managed by a portfolio management team consisting of investment professionals from the Adviser and TDAM. The lead manager from TDAM is Gavin Rankin. Richard M. Hisey, CFA of the Adviser is the Fund's portfolio strategist and a portfolio manager. Other members of the portfolio management team are Ruben Vardanian and Nancy Herring. Gavin Rankin is Head of Research for TDAM. He is responsible, along with other members of the portfolio management team, for the Fund's overall investment strategy. Mr. Rankin was appointed Head of Research for Troika Dialog in November of 1995. Before joining Troika Dialog, he was the Founder and Chief Executive Officer of Lonpra A.S., an investment banking firm in Czechoslovakia in 1991. Mr. Rankin received a degree in law (L.L.B.) from the University of Buckingham in England and also qualified as a Chartered Accountant with Price Waterhouse. Mr. Rankin has extensive experience in East European equity research and management.

        Ms. Herring manages the Russian domestic mutual funds of Troika Dialog. She was appointed Managing Director in 1996. Before joining TDAM, Ms. Herring, a U.S. citizen, was a portfolio manager of a U.S. equity fund for Dean Witter Intercapital. In all, she has over thirteen years of security industry experience. Her Master's Degree in Business Administration was earned in International Business and Finance at Columbia University Graduate School of Business.

        Mr.Vardanian is the Chairman of the Board of TDAM. Mr. Vardanian, a Russian national, is a sitting member of the Moscow Times Index Composition Committee. He is a Director and former Chairman of the Board of Directors of the Depository Clearing Company. He is also Chairman of the Board of Directors of the Russian capital markets self-regulatory organization (PAUFOR). Mr. Vardanian received a Masters Degree with Distinction from the Finance Department of Moscow State University. He received post-graduate training with Banca CRT in Italy and the Emerging Markets Division of Merrill Lynch in New York.

        The  following  persons are directors  and/or  senior  officers of TDAM:
Ruben Vardanian, Chairman of the Board; Ravel Teplukhin, President; Gavin Rankin, Chief Investment Officer. The business address of each of the directors and officers listed above is 6/3 1st Kolobovsky Per, Moscow 103051, Russia.

        ADVISORY FEES. As compensation for its services as investment adviser, the Fund pays the Adviser a monthly advisory fee at the annual rate of 1.25% of the average daily net assets of the Fund. The Adviser pays TDAM an annual investment sub-advisory fee of 0.625% of the Fund's average daily net assets. The investment sub-advisory fee is paid by the Adviser, not the Fund. For the fiscal year ended December 31, 1996, the Fund paid the Adviser $65,149 in investment advisory fees, after voluntary investment advisory fee reimbursements of $145,137. For the same period, TDAM waived payment of its sub-advisory fee (TDAM and its affiliates received no separate payments from the Fund). The investment sub-advisory fee under the proposed Sub-Advisory Agreement will remain 0.625%, and will be paid by the Adviser.

        DIFFERENCES BETWEEN THE CURRENT AND PROPOSED SUB-ADVISORY AGREEMENTS. The Current Sub-Advisory Agreement and proposed Sub-Advisory Agreement are identical in all material respects.

        BOARD CONSIDERATIONS. In considering whether to recommend that the proposed Sub-Advisory Agreement be approved by shareholders, the Board of Directors considered the nature and quality of services provided by TDAM to date and the excellent work relationship it enjoys with the Adviser. The

Board also requested and evaluated such other information from TDAM which the Board deemed to be relevant.
        The Board also considered that the new arrangement does not require any change in TDAM's investment management or operation of the Fund, the investment personnel managing the Fund, the other business activities of the Fund, or the investment objective of the Fund. TDAM has advised that, at present, aside from the departure of Peter Derby and acquisition of his interest in TDAM by the Bank of Moscow, it neither plans nor proposes to make any material changes in the business, corporate structure or composition of senior management or personnel of TDAM, or in the manner in which TDAM renders investment sub-advisory services to the Fund. If, after the approval of the proposed Sub-Advisory Agreement, changes in TDAM are proposed that might materially affect its services to the Fund, the Board will consider the effect of those changes and take such action as it deems advisable under the circumstances. The Board noted that the subadvisory fees would remain the same and that the proposed Sub-Advisory Agreement would be materially the same as the Current Sub-Advisory Agreement. The Board also considered various alternatives, including internalization of management, having the Adviser more fully assume the sub-advisory function or retaining another subadviser.

        Based on these  considerations  the Board,  including  a majority of the
Disinterested   Directors,   unanimously  approved  the  proposed   Sub-Advisory
Agreement at the meeting held on October 24, 1997.

        REQUIRED VOTE AND BOARD RECOMMENDATION. Approval of the proposed Sub-Advisory Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the Fund, which, for this purpose, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at the meeting, if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy. If the shareholders of the Fund do not approve the proposed Sub-Advisory Agreement, the Board will take such further action as it may deem to be in the best interests of the Fund's shareholders.

        The Board of Directors recommends that you vote FOR approval of the proposed Sub-Advisory Agreement between the Adviser and TDAM with respect to the Fund.

                                   PROPOSAL 3

                          RATIFICATION OR REJECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Board of Directors, including a majority of the directors who are not interested persons of the Fund, unanimously appointed KPMG Peat Marwick, as independent certified public accountants to examine and to report on the financial statements of the Fund for the fiscal year ending December 31, 1997. Such appointment was expressly conditioned upon the right of the Fund by a vote of the majority of the outstanding voting securities at any meeting called for the purpose to terminate such employment.
Such firm has no direct or indirect interest in the Fund.

        Representatives of KPMG Peat Marwick are not expected to be present at the Meeting.

        The Board of Directors recommends that you vote FOR the ratification of the selection of KPMG Peat Marwick as independent certified public accountants to examine and report on the financial statements of the Fund for the fiscal year ending December 31, 1997.

                                   PROPOSAL 4

                                  OTHER MATTERS

        The Directors do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If any other business should come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                             ADDITIONAL INFORMATION

        The Principal Underwriter. Lexington Funds Distributor, Inc. is the principal underwriter of the Fund. The Adviser and Lexington Funds Distributor, Inc. are wholly owned subsidiaries of Lexington Global Asset Managers, Inc., Lexington Funds Distributor, Inc. has its principal offices at Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

        The Administrator. Lexington Management Corporation also acts as administrator to the Fund and performs certain administrative and internal accounting services, including but not limited to, maintaining general ledger accounts, regulating compliance preparation of financial information for semi-annual and annual reports, preparing registration statements, calculating net asset values, communicating with shareholders, supervising the custodian and providing facilities for such services.

        Submission of Proposals for the Next Annual Meeting of the Fund. Under the Fund's Articles of Incorporation and By-Laws, annual meetings of shareholders are not required to be held unless necessary under the 1940 Act (for example, when fewer than a majority of the Directors have been elected by shareholders). Therefore, the Fund does not hold shareholder meetings on an annual basis. A shareholder proposal intended to be presented at any meeting hereafter called should be sent to the Fund at P.O. Box 1515, Saddle Brook, New Jersey 07663, and must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the notice or proxy statement related to such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities law.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN YOUR PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

November 13, 1997


                                             By Order of the Board of Directors,



                                             Lisa A. Curcio, Secretary

                           LEXINGTON TROIKA DIALOG RUSSIA FUND, INC.
                                             PROXY

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS of the Lexington Troika Dialog Russia Fund, Inc. (the "Fund"), for use at a Special Meeting of Shareholders to be held at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, on December 19, 1997 at 10 a.m. Eastern time.

        The undersigned hereby appoints Peter Corniotes and Richard J. Lavery, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the following matters:

        Please mark box in blue or black ink.

ITEM 1. Votes on Proposal to elect directors to serve as members of the Board of Directors of the Fund, the nominees are: S.M.S. Chadha, Allen
          M. Stowe, Robert M. DeMichele, Beverley C. Duer, Barbara R. Evans, Richard M. Hisey, Lawrence Kantor, Jerard F. Maher, Andrew M. McCosh, Donald B. Miller, John G. Preston, and Margaret W. Russell.

                                            FOR ALL
                 FOR         WITHHOLD       EXCEPT
                 [_]            [_]           [_]           TO          WITHHOLD
                                                            AUTHORITY   TO  VOTE
                                                            FOR  ANY  INDIVIDUAL
                                                            NOMINEE,   MARK  THE
                                                            "FOR   ALL   EXCEPT"
                                                            BOX,  AND  STRIKE  A
                                                            LINE   THROUGH   THE
                                                            NOMINEE'S   NAME  IN
                                                            THE LIST ABOVE.

ITEM 2. Vote on  Proposal   to  approve  an  investment  sub-advisory  agreement
        between Lexington Management Corporation and ZAO Asset Management Company Troika Dialog (conducting business as "Troika Dialog Asset Management") for the Fund.

                 FOR          AGAINST       ABSTAIN
                 [_]            [_]           [_]

ITEM 3. Vote on Proposal to ratify the selection of KPMG Peat Marwick as independent certified public accountants to the Fund.

                 FOR          AGAINST       ABSTAIN
                 [_]            [_]           [_]

ITEM 4. Vote on the transaction of such other business as may be properly brought before the meeting.

                 FOR          AGAINST       ABSTAIN
                 [_]            [_]           [_]

--------------------------------------------------------------------------------


        Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR all of the above items.

        Receipt of Notice of Special Meeting is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN PROMPTLY.
                                    --------------------------------------------
                                    Sign here exactly as  name(s) appears hereon
                                    --------------------------------------------

                                    Dated:________________________________, 1997

                                    IMPORTANT: Joint owners must EACH sign. When
                                    signing     as      attorney,      executor,
                                    administrator,    trustee,    guardian    or
                                    corporate officer, please give your full title as such.

                                                                       EXHIBIT A

                                     FORM OF
                             SUB-ADVISORY AGREEMENT


               THIS AGREEMENT is made this ______ day of ______1997 by and between LEXINGTON MANAGEMENT CORPORATION, a Delaware corporation (the "Adviser"), and TROIKA DIALOG ASSET MANAGEMENT, ZAO, a Russian Closed Joint Stock Company (the "Sub-Adviser"), with respect to the following recital of fact:


                                     RECITAL


               WHEREAS, Lexington Troika Dialog Russia Fund, Inc.(the "Fund") is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations promulgated thereunder; and


               WHEREAS, the Adviser is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment advisor; and


               WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment advisor; and


               WHEREAS, the Fund is authorized to issue shares of common stock $.001 par value; and


               WHEREAS, the Fund and the Adviser have entered into an agreement of even date herewith to provide for management services for the Fund on the terms and conditions set forth therein (the "Investment Advisory Agreement"); and

               WHEREAS, the Sub-Adviser proposes to render investment management services to the Adviser in connection with the Adviser's responsibilities to the Fund on the terms and conditions hereinafter set forth.


               NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


     1.   Duties. The Sub-Adviser shall:


          a. Provide the Adviser with such economic research and securities analysis as the Adviser may from time to time consider necessary.


          b.  Obtain  and  evaluate  pertinent   information  about  significant
developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally or the Fund.


     2.   Broker-Dealer Relationships.


          a. Portfolio Trades. The Adviser and Sub-Adviser at their own expense, shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Adviser, and Sub Adviser which may include brokers or dealers affiliated with the Adviser or Sub-Adviser. The Adviser and Sub-Adviser shall use their best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received.


          b. Selection of Broker-Dealers. In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) to the Fund and/or the other accounts which the Adviser, Sub-Adviser or its affiliates exercise investment discretion. The Adviser and Sub-Adviser are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.


     3. Control by Board of Directors. Any investment program undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Fund pursuant thereto, shall at all times be subject to any directives of the Board of Directors of the Fund.


     4. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times conform to:


          a. all applicable provisions of the 1940 Act; and


          b. the provisions of the Registration Statement of the Fund under the Securities Act of 1933 and the 1940 Act; and


          c. the provisions of the Fund's Investment Advisory Agreement and Articles of Incorporation and

          d. the provisions of the By-Laws of the Fund; and


          e. any other applicable provisions of state, federal, and foreign law.


     5. Expenses. The expenses connected with the Fund shall be borne by the Sub-Adviser as follows:


          a. The Sub-Adviser shall pay the salaries and payroll expenses of persons serving as officers or Director of the Fund who are also employees of the Sub-Adviser or any of its affiliates.


     6. Delegation of Responsibilities. Upon requested of the Adviser and with the approval of the Fund's Board of Directors the Sub-Adviser may perform services on behalf of the Fund which are not required by this Agreement. Such services will be performed on behalf of the Fund and the Sub-Adviser's cost in rendering such services may be billed monthly to the Adviser, subject to examination by the Adviser's independent accountants. Payment or assumption by the Sub-Adviser of any Fund expense that the Sub-Adviser is not required to pay or assume under this Agreement shall not relieve the Adviser or the Sub-Adviser of any of their obligations to the Fund or obligate the Sub-Adviser to pay or assume any similar Fund expense on any subsequent occasions.


     7. Compensation. For the services to be rendered and the facilities furnished hereunder, the Adviser shall pay the Sub-Adviser monthly compensation of the sum of the amount determined by applying the following annual rate to the Fund's average daily net assets net of reimbursement: 0.625% of the Fund's annual average daily net assets. Compensation under this Agreement shall be paid monthly. If this Agreement becomes effective subsequent to the first day of the month or shall terminate before the last day of the month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation for the preceding month and shall be made as promptly as possible after the end of each month.

     8. Expense Limitation. If, for any fiscal year, the total of all ordinary business expenses of the Fund, including all investment advisory fees but excluding brokerage commissions and fees, taxes, interest and extraordinary expenses such as litigation, would exceed the most restrictive expense limits imposed by any statute or regulatory authority of any jurisdiction in which the Fund's securities are offered as determined in the manner described above as of the close of business on each business day during such fiscal year, the aggregate of all such investment management fees shall be reduced by the amount of such excess. The amount of any such reduction to be borne by the Sub-Adviser shall be deducted from the monthly investment advisory fee otherwise payable to the Sub-Adviser during such fiscal year; and if such amount should exceed such monthly fee, the sub-Adviser agrees to repay to the Adviser such amount of its investment advisory fee previously received with respect to such fiscal year as may be required to make up the deficiency no later than the last day of the first month of the next succeeding fiscal year. Management fee allocation is 50-50 between the adviser and Sub-Adviser after netting out reimbursement, if any. The Sub-Advisor will not be required to reimburse the Fund for any ordinary business expenses which exceed the amount of its Sub-Advisory fee for said fiscal year. For purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Agreement.


     9. Term. This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect, subject to Section 11 hereof for two years from the date hereof.


     10. Renewal. Following the expiration of its initial two year term, this Agreement shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually.

     (a) (i) by the Fund's Board of Directors or (ii) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and


     (b) by the affirmative vote of a majority of the Directors who are not parties of this Agreement or interested persons of a party to the Agreement
(other than as a Director of the Fund), by votes cast in person at a meeting specifically called for such purposes.


     11. Termination. This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Fund's Board of Directors or by vote of a majority of the Fund's outstanding voting securities or by the Sub-Advisor on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for the purposes having the meaning defined in Section 2(a)(42) of the Investment Company Act of 1940.


     12. Liability of the Sub-Adviser. In the absence of willful misfeasance, bad faith, gross negligence on the part of the Sub-Adviser or its officers, directors or employees, or reckless disregard by the Sub-Adviser of its duties under this Agreement, the Sub-Adviser shall not be liable to the Adviser, the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, provided the Sub-Adviser has acted in good faith.


     13. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Adviser shall be Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663, and that of the Sub-Adviser for this purpose shall be c/o PX Post TDG 518, 208 East 51st Street #295, New York, N.Y. 10022.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                       LEXINGTON MANAGEMENT CORPORATION


Attest:                      By
                               --------------------------------
                                Managing Director

--------------------------
                                       TROIKA DIALOG ASSET MANAGEMENT, ZAO


Attest:                      By
                               --------------------------------
                              Chairman of the Board

--------------------------